                                                                 EXHIBIT 9(d)(2)

                                AMENDMENT NO. 3
                       ADMINISTRATIVE SERVICES AGREEMENT

         The Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between A I M Advisors, Inc., a Delaware corporation and A I M Fund Services, Inc. on behalf of the Portfolios and Classes of shares of the Funds set forth in appendix A thereto is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  APPENDIX A

AIM EQUITY FUNDS, INC.

         AIM Aggressive Growth Fund
         AIM Charter Fund (Retail Class)
         AIM Constellation Fund (Retail Class)
         AIM Weingarten Fund (Retail Class)

AIM FUNDS GROUP (All Classes)

         AIM Balanced Fund
         AIM Government Securities Fund
         AIM Growth Fund
         AIM High Yield Fund
         AIM Income Fund
         AIM Money Market Fund
         AIM Municipal Bond Fund
         AIM Utilities Fund
         AIM Value Fund

AIM INTERNATIONAL FUNDS, INC. (All Classes)

         AIM International Equity Fund
         AIM Global Aggressive Growth Fund
         AIM Global Growth Fund
         AIM Global Income Fund

AIM INVESTMENT SECURITIES FUNDS

         AIM Adjustable Rate Government Fund
         Limited Maturity Treasury Portfolio (AIM Limited Maturity Treasury Shares)

AIM SUMMIT FUND, INC.

AIM TAX-EXEMPT FUNDS, INC.

         AIM Tax-Exempt Cash Fund
         AIM Tax-Exempt Bond Fund of Connecticut
         Intermediate Portfolio (AIM
         Tax-Free Intermediate Shares)


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 16, 1994


                                                   A I M ADVISORS, INC.


Attest: /s/ STEPHEN I. WINER                       By: /s/ ROBERT H. GRAHAM
        ----------------------------                   ------------------------
            Assistant Secretary                            Robert H. Graham
                                                           President

(SEAL)


                                                   A I M FUND SERVICES, INC.


Attest: /s/ STEPHEN I. WINER                        By: /s/ JOHN CALDWELL
        ----------------------------                   ------------------------
            Assistant Secretary                            John Caldwell
                                                           President

(SEAL)